UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 4, 2023

MultiPlan Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39228	84-3536151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Fifth Avenue
New York, New York 10003
(212) 780-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A Common Stock, $0.0001 par value per share	MPLN	New York Stock Exchange
Warrants	MPLN.W	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
(a)On August 4, 2023, MultiPlan Corporation (the "Company") held a Meeting of Stockholders. At the meeting, the Company's stockholders voted on the following proposals:
1.Election of the four Class II directors and the four Class III named in the proxy statement to the Company's Board of Directors
2.Approval of the MultiPlan Corporation 2023 Employee Stock Purchase Plan
(b)Each of the Class II and Class III nominees to the Board of Directors of the Company were elected at the meeting and proposal 2 received the affirmative votes required for approval.
The number of shares voted for, against and withheld, as well as the number of broker non-votes and abstentions, as the case may be, as to each proposal were as follows:
Proposal 1 – Election of the four Class II nominees and the four Class III nominees named in the proxy statement to the Company’s Board of Directors

CLASS II NOMINEE	FOR	WITHHOLD	BROKER NON-VOTE
Glenn R. August	333,393,843	118,175,732	0
Richard A. Clarke	450,707,154	862,421	0
Julie D. Klapstein	449,803,804	1,765,771	0
P. Hunter Philbrick	401,364,647	50,204,928	0

CLASS III NOMINEE	FOR	WITHHOLD	BROKER NON-VOTE
Anthony Colaluca, Jr.	449,597,471	1,972,104	0
Michael S. Klein	372,976,358	78,593,217	0
Allen R. Thorpe	391,741,063	59,828,512	0
Dale White	450,191,035	1,378,540	0
Proposal 2 – Approval of the MultiPlan Corporation 2023 Employee Stock Purchase Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
451,176,575	377,079	15,921	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 4, 2023

                                MultiPlan Corporation

                                By:     /s/ James M. Head
                                Name:    James M. Head
                                Title:    Executive Vice President and Chief Financial
Officer